UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 27, 2007

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 27, 2007, Phillip B. Bland was appointed Vice President and Controller of Westaff, Inc. (the “Company”) and its subsidiaries.  Mr. Bland, age 47, previously served as Assistant Controller at 24 Hour Fitness from June 2005 to August 2007.  Prior to that, Mr. Bland was self employed as a SOX consultant for two manufacturing clients in the DVD replication business documenting internal control processes.  He was previously employed by Longs Drug Stores from January 2002 to June 2004 as Director IT/Finance Projects, September 1999 to December 2001 as Assistant Controller and from December 1993 to August 1999 as Tax Accounting Manager.  From June 1992 to October 1993, Mr. Bland was an attorney for Dentino, Powell & DiGuisto.  Mr. Bland also served as a Senior Manager at Deloitte & Touche from October 1983 to October 1986 and January 1988 to June 1992.  There are no family relationships between Mr. Bland and any other director, executive officer or person nominated or chosen to become a director or executive officer of the Company.  Mr. Bland is a Certified Public Accountant in the State of California.

Mr. Bland and the Company have entered into an Employment Contract (the “Employment Contract”) under which Mr. Bland will receive an annual base salary of $170,000.00.  In addition to his base salary, Mr. Bland is eligible for a performance based incentive bonus targeted at 30% of his base salary based on Company performance metrics.  Mr. Bland was also granted an option to purchase 5,000 shares of Common Stock of the Company of which 25% of the shares will vest one (1) year after the Vesting Commencement Date and 25% each year thereafter.  A copy of the Employment Contract is attached hereto as Exhibit 10.1.

Item 9.01          Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Document

10.1	Employment Contract, dated as of August 27, 2007, by and between Phillip B. Bland and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

By:	/s/ Dawn M. Jaffray
Dawn M. Jaffray
Senior Vice President & CFO

Date:  August 29, 2007

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Employment Contract, dated as of August 27, 2007, by and between Phillip B. Bland and the Company